                              DECLARATION OF TRUST

                                       OF

                  MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

                            DATED: FEBRUARY 13, 2003

         THE DECLARATION OF TRUST of Morgan Stanley Institutional Liquidity
Funds (the "Trust") is made the 13th day of February, 2003 by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, being hereinafter called the "Trustees").

                                   WITNESSETH:

         WHEREAS, the Trustees desire to form a trust fund under the laws of
Massachusetts for the investment and reinvestment of funds contributed thereto;
and

         WHEREAS, it is provided that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest as hereinafter provided;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust, all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:

                                    ARTICLE I

                              NAME AND DEFINITIONS

         Section 1.1 Name. The name of the trust created hereby is the "Morgan
Stanley Institutional Liquidity Funds," and so far as may be practicable the
Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever herein used)
shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the
Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

         Section 1.2 Definitions. Wherever they are used herein, the following terms have the following respective meanings:

                  (a) "By-Laws" means the By-Laws referred to in Section 3.9 hereof, as from time to time amended.

                  (b) the terms "Commission," "Affiliated Person" and
         "Interested Person" have the meanings given them in the 1940 Act.

                  (c) "Class" means any division of Shares within a Series,
         which Class is or has been established pursuant to Section 6.1 hereof.

                  (d) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to
         "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

                  (e) "Distributor" means the party, other than the Trust, to a contract described in Section 4.3 hereof.

                  (f) "Fundamental Policies" shall mean the investment policies and restrictions set forth in the Prospectus and Statement of
         Additional Information and designated as fundamental policies therein.

                  (g) "Investment Adviser" means any party, other than the
         Trust, to a contract described in Section 4.1 hereof.

                  (h) "Majority Shareholder Vote" means the vote of the holders of a majority of Shares, which shall consist of: (i) a majority of
         Shares represented in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum, as determined in accordance with the By-Laws, is present; (ii) a majority of Shares issued and outstanding and entitled to vote when action is taken by written consent of Shareholders; and (iii) a "majority of the outstanding voting securities," as the phrase is defined in the 1940 Act, when any action is required by the 1940 Act by such majority as so defined.

                                       -2-

                  (i) "1940 Act" means the Investment Company Act of 1940, as amended and the rules and regulations thereunder as amended from time to time.

                  (j) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  (k) "Prospectus" means the Prospectus and Statement of
         Additional Information constituting parts of the Registration Statement of the Trust under the Securities Act of 1933 as such Prospectus and
         Statement of Additional Information may be amended or supplemented and filed with the Commission from time to time.

                  (l) "Series" means one of the separately managed components of the Trust (or, if the Trust shall have only one such component, then that one) as set forth in Section 6.1 hereof or as may be established and designated from time to time by the Trustees pursuant to that section.

                  (m) "Shareholder" means a record owner of outstanding Shares.

                  (n) "Shares" means the units of interest into which the
         beneficial interest in the Trust shall be divided from time to time, including the shares of any and all series or classes which may be established by the Trustees, and includes fractions of Shares as well as whole Shares.

                  (o) "Transfer Agent" means the party, other than the Trust, to the contract described in Section 4.4 hereof.

                  (p) "Trust" means the Morgan Stanley Institutional Liquidity
         Funds.

                  (q) "Trust Property" means any and all property, real or
         personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

                  (r) "Trustees" means the persons who have signed the
         Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a
         Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                   ARTICLE II

                                    TRUSTEES

         Section 2.1 Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3) nor more than fifteen (15).

         Section 2.2 Election and Term. The Trustees shall be elected by a vote of a majority of the outstanding voting securities, as defined by the 1940 Act, held by the initial shareholder(s)

                                       -3-

(i.e., the person(s) that supplied the seed capital required under Section 14(a)
of the 1940 Act). The Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or lessen their own terms or make their terms of unlimited duration, subject to the resignation and removal provisions of Section 2.3 hereof. Subject to Section 16(a) of the 1940
Act, the Trustees may elect their own successors and may, pursuant to Section
2.4 hereof, appoint Trustees to fill vacancies. The Trustees shall adopt By-Laws not inconsistent with this Declaration or any provision of law to provide for election of Trustees by Shareholders at such time or times as the Trustees shall determine to be necessary or advisable.

         Section 2.3 Resignation and Removal. Any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. A Trustee shall resign on December 31 of the year in which such Trustee reaches seventy-three years of age. Any of the
Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) by the action of two-thirds of the remaining Trustees or by the action of the
Shareholders of record of not less than two-thirds of the Shares outstanding
(for purposes of determining the circumstances and procedures under which such removal by the Shareholders may take place, the provisions of Section 16(c) of the 1940 Act or of the corporate or business statute of any state in which shares of the Trust are sold, shall be applicable to the same extent as if the
Trust were subject to the provisions of that Section). Upon the resignation or removal of a Trustee, or otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust
Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining
Trustees shall require as provided in the preceding sentence.

         Section 2.4 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the
Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of Section 16(a)
of the 1940 Act, the remaining Trustees shall fill such vacancy by the appointment of such other person as they or he, in their or his discretion, shall see fit, made by a written instrument signed by a majority of the remaining Trustees. Any such appointment shall not become effective, however, until the person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.4, the
Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the
Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

                                       -4-

         Section 2.5 Delegation of Power to Other Trustees. Any Trustee may, by
power of attorney, delegate his or her power for a period not exceeding six (6)
months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.

                                   ARTICLE III

                               POWERS OF TRUSTEES

Section 3.1 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the
Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts. In any and all states of the United States of America, in the District of Columbia, and in any and all
commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities wheresoever in the world they may be located as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

         The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

         Section 3.2 Investments. The Trustees shall have the power to:

                  (a) conduct, operate and carry on the business of an
         investment company;

                  (b) subscribe for, invest in, reinvest in, purchase or
         otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options, commodities, commodity futures contracts and related options, currencies, currency futures and forward contracts, and other securities, investment contracts and other instruments of any kind, including, without limitation, those issued, guaranteed or sponsored by any and all
         Persons including, without limitation, states, territories and possessions of the United States, the District of Columbia and any of
         the political subdivisions, agencies or instrumentalities thereof, and by the United States Government or its agencies or instrumentalities, foreign or international instrumentalities, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, and of corporations or organizations organized under foreign laws, or in "when issued" contracts for any such securities, or retain
         Trust assets

                                       -5-

         in cash and from time to time change the investments of the assets of the Trust; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the Fundamental Policies be amended.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         Section 3.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         Section 3.4 Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VII and IX and Section 6.9 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

         Section 3.5 Borrowing Money; Lending Trust Assets. Subject to the
Fundamental Policies, the Trustee shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other
Person and to lend Trust assets.

         Section 3.6 Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the
Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

         Section 3.7 Collection and Payment. Subject to Section 6.9 hereof, the
Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the

                                       -6-

Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

         Section 3.8 Expenses. Subject to Section 6.9 hereof, the Trustees shall have the power to incur and pay any expenses which in the opinion of the
Trustees are necessary or incidental to carry out any of the purposes of the
Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

         Section 3.9 Manner of Acting; By-Laws. Except as otherwise provided herein or in the By-Laws or by any provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of
Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

         Section 3.10 Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof; (b)
enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property or the property of the appropriate Series of the Trust, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such
Person against such liability; (e) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust or any Series thereof has dealings, including any Investment Adviser, Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust or any Series thereof and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

         Section 3.11 Principal Transactions. Except in transactions permitted by the 1940 Act or any rule or regulation thereunder, or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Trust is a party, the Trustees shall not, on behalf of the Trust, buy any securities (other than Shares) from or sell any securities
(other than Shares) to, or lend any assets of the Trust or any Series thereof to, any Trustee or

                                       -7-

officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment
Adviser, Distributor or Transfer Agent or with any Affiliated Person of such
Person; but the Trust or any Series thereof may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

         Section 3.12 Litigation. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust or any Series thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

                                   ARTICLE IV

          INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT

         Section 4.1 Investment Adviser. Subject to approval by a Majority
Shareholder Vote, the Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts or, if the Trustees establish multiple Series, separate investment advisory or management contracts with respect to one or more Series whereby the other party or parties to any such contracts shall undertake to furnish the Trust or such Series such management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. The vote of the initial shareholder(s) shall constitute "majority shareholder vote" if such agreements are entered into prior to a public offering of Shares of the Trust. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the
Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of
Shareholders at such meeting the approval or continuance of any such investment advisory or management contract. If the Shareholders of any one or more of the
Series of the Trust should fail to approve any such investment advisory or management contract, the Investment Adviser may nonetheless serve as Investment
Adviser with respect to any Series whose Shareholders approve such contract.

                                       -8-

         Section 4.2 Administrative Services. The Trustees may in their discretion from time to time contract for administrative personnel and services whereby the other party shall agree to provide the Trustees or the Trust administrative personnel and services to operate the Trust on a daily or other basis, on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more persons or entities.

         Section 4.3 Distributor. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of Shares to net the Trust or the applicable Series of the Trust not less than the net asset value per Share (as described in Article VIII hereof) and pursuant to which the
Trust may either agree to sell the Shares to the other parties to the contracts, or any of them, or appoint any such other party its sales agent for such Shares.
In either case, any such contract shall be on such terms and conditions as the
Trustees may in their discretion determine not inconsistent with the provisions of Article IV, including, without limitation, the provision for the repurchase or sale of shares of the Trust by such other party as principal or as agent of the Trust.

         Section 4.4 Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. Such services may be provided by one or more
Persons.

         Section 4.5 Custodian. The Trustees may appoint or otherwise engage one or more banks or trust companies, each having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least five million dollars ($5,000,000) to serve as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust.

         Section 4.6 Parties to Contract. Any contract of the character described in Sections 4.1, 4.2, 4.3, 4.4 or 4.5 of this Article IV and any other contract may be entered into with any Person, although one or more of the
Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of such contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV. The same Person may be the other party to any contracts entered into pursuant to Sections 4.1, 4.2, 4.3,
4.4 or 4.5 above or otherwise, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.6.

                                       -9-

                                    ARTICLE V

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

         Section 5.1 No Personal Liability of Shareholders, Trustees, etc. No
Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the
Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its
Shareholders, in connection with the Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and all such Persons shall look solely to the Trust Property, or to the Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any
Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify out of the property of the Trust and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such
Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided that, in the event the
Trust shall consist of more than one Series, Shareholders of a particular Series who are faced with claims or liabilities solely by reason of their status as
Shareholders of that Series shall be limited to the assets of that Series for recovery of such loss and related expenses. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such
Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

         Section 5.2 Non-Liability of Trustees, etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for this own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

         Section 5.3 Indemnification. (a) The Trustees shall provide for indemnification by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series, of any person who is, or has been, a Trustee, officer, employee or agent of the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a
Trustee, officer, employee or agent and against amounts paid or incurred by him or her in the settlement thereof, in such manner as the Trustees may provide from time to time in the By-Laws.

         (b) The words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened;

                                      -10-

and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         Section 5.4 No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

         Section 5.5 No Duty of Investigation; Notice in Trust Instruments, etc.
No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or a
Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the
Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the Trust Estate (or, in the event the Trust shall consist of more than one Series, in the case of any such obligation which relates to a specific Series, only the Series which is a party thereto), and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not affect the validity of such obligation, contract instrument, certificate, Share, security or undertaking and shall not operate to bind the Trustees or Shareholders individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, its
Shareholders, Trustees, officers, employees and agents in such amount as the
Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         Section 5.6 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Distributor,
Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a
Trustee.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

         Section 6.1 Beneficial Interest. The beneficial interest in the Trust shall be evidenced by transferable Shares of one or more Series, each of which may be divided into one or more separate and distinct Classes. The number of
Shares of the Trust and of each Series and Class is unlimited and each Share shall have a par value of $0.01 per Share. All Shares issued hereunder

                                      -11-

shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval: to issue original or additional Shares and fractional Shares at such times and on such terms and conditions as they deem appropriate; to establish and to change in any manner
Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the
Trustees may not change outstanding Shares in a manner materially adverse to the
Shareholders of such Shares); to divide or combine the Shares of any Series or
Classes into a greater or lesser number without thereby changing the proportionate beneficial interests in that Series or Class; to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable.

         The Trustees hereby establish and designate the following initial four classes of Shares of the Trust: Preferred Class, Corporate Class, Advisory
Class, Participant Class. The Trustees may change the name of the Trust, or any
Series or Class without shareholder approval.

         Section 6.2 Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their
Shares, and they shall have no right to call for any partition of division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series of Shares.

         Section 6.3 Trust Only. It is the intention of the Trustees to create only the relationship of Trustees and beneficiary between the Trustees and each
Shareholder from time to time. It is not the intention of the Trustee to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust.
Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

         Section 6.4 Issuance of Shares. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares of any Series or Class, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets
(including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of
Shares, the Trustees may issue fractional Shares. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractions of a Share as described in the Prospectus.

                                      -12-

         Section 6.5 Register of Shares. A register shall be kept in respect of each Series and Class at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the
Shareholders and the number of Shares of each Series and Class held by them respectively and a record of all transfers thereof. Such register may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him or her as herein or in the By-Laws provided, until he or she has given his or her address to the
Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

         Section 6.6 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder or by his or her agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

         Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer
Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the
Trustees nor any Transfer Agent or registrar nor any officer or agent of the
Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law, except as may otherwise be provided by the laws of the Commonwealth of Massachusetts.

         Section 6.7 Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust. Annual reports and proxy statements need not be sent to a shareholder if: (i) an annual report and proxy statement for two consecutive annual meetings, or (ii) all, and at least two, checks (if sent by first class mail) in payment of dividends or interest and shares during a twelve month period have been mailed to such shareholder's address and have been returned undelivered. However, delivery of such annual reports and proxy statements shall resume once a Shareholder's current address is determined.

         Section 6.8 Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.2 hereof, (ii)
for the removal of Trustees as provided in Section 2.3 hereof, (iii) with respect to any investment advisory or management contract as provided in Section
4.1, (iv) with respect to termination of the Trust as provided in

                                      -13-

Section 9.2, (v) with respect to any amendment of the Declaration to the extent and as provided in Section 9.3, (vi) with respect to any merger, consolidation or sale of assets as provided in Section 9.4, (vii) with respect to incorporation of the Trust to the extent and as provided in Section 9.5, (viii)
to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders (provided that Shareholders of a Series or Class are not entitled to vote in connection with the bringing of a derivative or class action with respect to any matter which only affects another Series or Class or its
Shareholders), (ix) with respect to any plan adopted pursuant to Rule 12b-1 (or any successor rule) under the 1940 Act and (x) with respect to such additional matters relating to the Trust as may be required by law, the Declaration, the
By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustee may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the
Trust as of the record date, as determined in accordance with the By-Laws, shall not be voted. On any matter submitted to a vote of Shareholders, all Shares shall be voted by individual Series or Class except (1) when required by the
1940 Act, Shares shall be voted in the aggregate and not by individual Series or
Class; and (2) when the Trustees have determined that the matter affects only the interests of one or more Series or Class, then only the Shareholders of such
Series or Class shall be entitled to vote thereon. the Trustees may, in conjunction with the establishment of any further Series or classes of Shares, establish conditions under which the several series or classes of Shares shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the
Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

         Section 6.9 Series or Classes of Shares. The following provisions are applicable regarding the Shares of the Trust established in Section 6.1 hereof and shall be applicable if the Trustees shall establish additional Series or shall divide the shares of any Series into Classes, also as provided in Section
6.1 hereof, and all provisions relating to the Trust shall apply equally to each
Series and Class thereof except as the context requires:

                  (a) The number of authorized shares and the number of shares of each Series or of each Class that may be issued shall be unlimited.
         The Trustees may classify or reclassify any unissued shares or any shares previously issued and reacquired of any Series or Class into one or more Series or one or more Classes that may be established and designated from time to time. The Trustees may hold as treasury shares
         (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel any shares of any Series or any Class reacquired by the Trust at their discretion from time to time.

                  (b) The power of the Trustees to invest and reinvest the Trust
         Property shall be governed by Section 3.2 of this Declaration with respect to any one or more Series which represents the interests in the assets of the Trust immediately prior to the establishment of any additional Series and the power of the Trustees to invest and

                                      -14-

         reinvest assets applicable to any other Series shall be as set forth in the instrument of the Trustees establishing such Series which is hereinafter described.

                  (c) All consideration received by the Trust for the issue or sale of shares of a particular Series or Class together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series or Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payment which are not readily identifiable as belonging to any particular Series or Class, the Trustee shall allocate them among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the
         Trustees shall be conclusive and binding upon the shareholders of all
         Series or classes for all purposes. No holder of Shares of any Series or Class shall have any claim on or right to any assets allocated or belonging to any other Series or Class.

                  (d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series.
         The liabilities, expenses, costs, charges and reserves so charged to a
         Series are sometimes herein referred to as "liabilities belonging to"
         that Series. Except as provided in the next sentence or otherwise required or permitted by applicable law or any rule or order of the
         Commission, each Class of a Series shall bear a pro rata portion of the
         "liabilities belonging to" such Series. To the extent permitted by rule or order of the Commission, the Trustees may allocate all or a portion of any liabilities, expenses, costs, charges and reserves belonging to a Series to a particular Class or Classes as the Trustees may from time to time determine is appropriate. Without limitation of the foregoing provisions, and subject to the right of the Trustees in their sole discretion to allocate general liabilities, costs, expenses, charges or reserves as hereinafter provided, all expenses and liabilities incurred or arising in connection with a particular Series, or in connection with the management thereof, shall be payable solely out of the assets of that Series and creditors of a particular Series shall be entitled to look solely to the property of such Series for satisfaction of their claims. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series and
         Classes and no Shareholder or former Shareholder of any Series or Class shall have a claim on or any right to any assets allocated or belonging to any other Series or Class for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the shareholders.

                                      -15-

                  (e) The power of the Trustees to pay dividends and make
          distributions shall be governed by Section 8.2 of this Declaration with respect to any one or more Series or Classes which represents the interests in the assets of the Trust immediately prior to the establishment of any additional Series or Classes. With respect to any other Series or Class, dividends and distributions on shares of a particular Series or Class may be paid with such frequency as the
          Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustee may determine, to the holders of shares of that Series or Class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series or
          Class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series or Class. All dividends and distributions on shares of a particular Series or Class shall be distributed pro rata to the holders of that Series or Class in proportion to the number of shares of that Series or Class held by such holders at the date and time of record established for the payment of such dividends or distributions.

                  (f) The Trustees shall have the power to determine the
          designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each Class and Series of
          Shares.

                  (g) Subject to compliance with the requirements of the 1940
          Act, the Trustees shall have the authority to provide that the holders of Shares of any Series or class shall have the right to convert or exchange said Shares into Shares of one or more Series or Classes of
          Shares in accordance with such requirements and procedures as may be established by the Trustees.

                  (h) The establishment and designation of any Series or Class of shares in addition to those established in Section 6.1 hereof shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Series or Class, or as otherwise provided in such instrument. At any time that there are no shares outstanding of any particular Series or Class previously established or designated, the
          Trustee may by an instrument executed by a majority of their number abolish that Series or Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                  (i) Shareholders of a Series or Class shall not be entitled to participate in a derivative or class action with respect to any matter which only affects another Series or Class or its Shareholders.

                  (j) Each Share of a Series of the Trust shall represent a
          beneficial interest in the net assets of such Series. Each holder of
          Shares of a Series shall be entitled to receive his or her pro rata share of distributions of income and capital gains made with respect to such Series. In the event of the liquidation of a particular
          Series, the Shareholders of that Series which has been established and designated and which is being liquidated shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Series. The holders of Shares of any Series shall not be entitled hereby

                                      -16-

          to any distribution upon liquidation of any other Series. The assets so distributable to the Shareholders of any Series shall be distributed among such Shareholders in proportion to the number of
          Shares of that Series held by them and recorded on the books of the
          Trust. The liquidation of any particular Series in which there are
          Shares then outstanding may be authorized by an instrument in writing, without a meeting, signed by a majority of the Trustees then in office.

                                   ARTICLE VII

                                   REDEMPTIONS

         Section 7.1 Redemptions. Each Shareholder of a particular Series or
Class shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part of his Shares of that Series or
Class, upon and subject to the terms and conditions provided in this Article
VII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding shares for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that (a) such amount per share shall not exceed the cash equivalent of the proportionate interest of each share or of any class or Series of shares in the assets of the
Trust at the time of the redemption or repurchase and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time charge fees for effecting such redemption or repurchase, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, and may, at any time and from time to time, pursuant to such Act and such rules and regulations, suspend such right of redemption. The procedures for effecting and suspending redemption shall be as set forth in the Prospectus from time to time. Payment will be made in such manner as described in the Prospectus.

         Section 7.2 Redemption at the Option of the Trust. Each Share of the
Trust or any Series or Class thereof of the Trust shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Shares were then being redeemed by the Shareholder pursuant to Section
7.11: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust or of any Series or Class, or (ii) upon such other conditions with respect to maintenance of Shareholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

         Section 7.3 Effect of Suspension of Determination of Net Asset Value.
If, pursuant to Section 7.4 hereof, the Trustees shall declare a suspension of the determination of net asset value with respect to Shares of the Trust or of any Series thereof, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 7.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust or a Series thereof shall be suspended until the termination of such suspension is declared.
Any record holder who shall have his or her redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made,

                                      -17-

revoke any application for redemption not honored and withdraw any certificates on deposit. The redemption price of Shares for which redemption applications have not been revoked shall be the net asset value of such Shares next determined as set forth in Section 8.1 after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

         Section 7.4 Suspension of Right of Redemption. The Trust may declare a suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period (i) during which the New York
Stock Exchange is closed other than customary weekend and holiday closings, (ii)
during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust or a Series thereof of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust or a Series thereof fairly to determine the value of its net assets, or (iv) during any other period when the Commission may for the protection of security holders of the Trust by order permit suspension of the rights of redemption or postponement of the date of payment or redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii), (iii) or (iv)
exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment on redemption until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii) or
(iii) shall have expired (as to which in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

                                  ARTICLE VIII

                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

         Section 8.1 Net Asset Value. The net asset value of each outstanding
Share of each Series of the Trust shall be determined on such days and at such time or times as the Trustees may determine. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the
Prospectus. The power and duty to make the daily calculations may be designated by the Trustees to any Investment Adviser, the Custodian, the Transfer Agent or
such other person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

         Section 8.2 Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders of the Trust or of any Series such proportion of the net income, earnings, profits, gains, surplus (including paid-in surplus), capital, or assets of the Trust or of such Series held by the
Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or of such Series or any assets thereof), and the Trustees may distribute ratably among the Shareholders of

                                      -18-

the Trust or of that Series additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record (determined in accordance with the Prospectus) of the Trust or of such Series at the time of declaring a distribution or among the Shareholders of record of the Trust or of such Series at such later date as the Trustees shall determine. The Trustees may always retain from the net income, earnings, profits or gains of the Trust or of such
Series such amount as they may deem necessary to pay the debts or expenses of the Trust or of such Series or to meet obligations of the Trust or of such
Series, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of the Trust or of any Series such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees deem appropriate.

         Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

         Section 8.3 Determination of Net Income. The Trustees shall have the power to determine the net income of any Series of the Trust and from time to time to distribute such net income ratably among the Shareholders as dividends in cash or additional Shares of such Series issuable hereunder. The determination of net income and the resultant declaration of dividends shall be as set forth in the Prospectus. The Trustees shall have full discretion to determine whether any cash or property received by any Series of the Trust shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

         Section 8.4 Power to Modify Foregoing Procedures. Notwithstanding any
of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per
Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, or any rule or regulation thereunder, including any rule or regulation adopted pursuant to
Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified. Without limiting the generality of the foregoing, the Trustees may establish classes or additional Series of Shares in accordance with Section 6.9.

                                   ARTICLE IX

            DURATION; TERMINATION OF TRUST, AMENDMENT; MERGERS, ETC.

         Section 9.1 Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

                                      -19-

         Section 9.2 Termination of Trust. (a) The Trust or any Series may be
terminated (i) by a Majority Shareholder Vote at any meeting of Shareholders of the Trust or the appropriate Series thereof, (ii) by an instrument in writing, without a meeting, signed by a majority of the Trustees or by such other vote as may be established by the Trustees with respect to any class or Series of
Shares, or (iii) with respect to a Series as provided in Section 6.9(h). Upon the termination of the Trust or the Series:

                  (i) The Trust or the Series shall carry on no business except for the purpose of winding up its affairs.

                  (ii) The Trustee shall proceed to wind up the affairs of the
         Trust or the Series and all of the powers of the Trustees under this
         Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or the Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or Trust Property allocated or belonging to such Series to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property or Trust
         Property allocated or belonging to such Series shall require
         Shareholder approval in accordance with Section 9.4 hereof.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the
         Trustees may distribute the remaining Trust Property or Trust Property allocated or belonging to such Series, in cash or in kind or partly each, among the Shareholders of the Trust according to their respective rights.

         Section 9.3 Amendment Procedure. (a) This Declaration may be amended by a Majority Shareholder Vote, at a meeting of Shareholders, or by written consent without a meeting. The Trustees may also amend this Declaration without the vote or consent of Shareholders (i) to change the name of the Trust or any Series or classes of Shares, (ii) to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) if they deem it necessary to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the Internal Revenue Code, or to eliminate or reduce any federal, state or local taxes which are or may be payable by the Trust or the Shareholders, but the Trustees shall not be liable for failing to do so, or (iv) for any other purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable.

         (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of the Trust or of any Series of the Trust
by reducing the amount payable thereon upon liquidation of the Trust or of such
Series of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of the Trust or of such Series outstanding and entitled to vote, or by such other vote as may be established by the Trustees with respect to any
Series or

                                      -20-

class of Shares. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

         (c) A certificate signed by a majority of the Trustees or by the
Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the
Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective when lodged among the records of the Trust.

         Notwithstanding any other provision hereof, until such time as a
Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

         Section 9.4 Merger, Consolidation and Sale of Assets. The Trust or any
Series thereof may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or Trust Property allocated or belonging to such
Series, including its good will, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares of the Trust or such Series outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of such Shares, or by such other vote as may be established by the Trustees with respect to any series or class of
Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, a Majority Shareholder Vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the laws of the Commonwealth of Massachusetts. For purposes of this
Section 9.4, investment of the assets of the Trust into another registered investment company or similar investment pool when such investment is incident to a master/feeder structure, shall not be deemed to be a sale, lease, or exchange of all or substantially all of the Trust Property so long as such investment is consistent with the Trust's investment objectives and policies.

         Section 9.5 Incorporation. With approval of a Majority Shareholder
Vote, or by such other vote as may be established by the Trustees with respect to any Series or class of Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or the Trust Property allocated or belonging to such Series or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the
Trust Property or the Trust Property allocated or belonging to such Series to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or

                                      -21-

securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust or such Series holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect.
Nothing contained herein shall be construed as requiring approval of
Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

                                    ARTICLE X

                             REPORTS TO SHAREHOLDERS

         The Trustees shall at least semi-annually submit or cause the officers of the Trust to submit to the Shareholders a written financial report of each
Series of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in
such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate.
Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the
Trust stating that such action was duly taken in a manner provided herein. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the
Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

         Section 11.2 Resident Agent. The [CSC Corporation, 84 State Street,
Boston, Massachusetts 02109] is the resident agent of the Trust in the
Commonwealth of Massachusetts.

         Section 11.3 Governing Law. This Declaration is executed by the
Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.

         Section 11.4 Counterparts. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

                                      -22-

         Section 11.5 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (a)
the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or
Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the
Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

         Section 11.6 Provisions in Conflict with Law or Regulations. (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the
Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provided, however, that such determination shall not affect any of the remaining provisions of the
Declaration or render invalid or improper any action taken or omitted prior to such determination.

         (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the
Declaration in any jurisdiction.

         Section 11.7 Use of the Name "Morgan Stanley". Morgan Stanley ("MS")
has consented to the use by the Trust of the identifying name "Morgan Stanley,"
which is a property right of MS. The Trust will only use the name "Morgan
Stanley" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "Morgan Stanley"
for any purpose. MS, or any corporate affiliate of MS, may use or grant to others the right to use the name "Morgan Stanley," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of MS, the Trust will take such action as may be required to provide its consent to the use by MS, or any corporate affiliate of
MS, or by any person to whom MS or an affiliate of MS shall have granted the right to the use, of the name "Morgan Stanley," or any combination or abbreviation thereof. Upon the termination of any investment advisory or investment management agreement into which MS or any of its subsidiaries or affiliates and the Trust may enter, the Trust shall, upon request by MS, cease to use the name "Morgan Stanley" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as part of its name or for any other commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which MS may request to effect the foregoing and to reconvey to MS any and all rights to such name.

         Section 11.8 Principal Place of Business. The principal place of business of the Trust shall be 1221 Avenue of the Americas, New York, New York
10020, or such other location as the Trustees may designate from time to time.

                                      -23-

         IN WITNESS WHEREOF, the undersigned have executed this Declaration of
Trust this 13th day of February, 2003.

       /s/ Ronald E. Robison                                       /s/ John D. Barrett II
-------------------------------------                       -------------------------------------
       Ronald E. Robison, as                                       John D. Barrett II, as
    Trustee and not individually                                Trustee and not individually
    1221 Avenue of the Americas,                                1221 Avenue of the Americas,
      New York, New York 10020                                    New York, New York 10020

         /s/ Gerard E. Jones                                        /s/ Joseph J. Kearns
-------------------------------------                       -------------------------------------
         Gerard E. Jones, as                                        Joseph J. Kearns, as
    Trustee and not individually                                Trustee and not individually
    1221 Avenue of the Americas,                                1221 Avenue of the Americas,
      New York, New York 10020                                    New York, New York 10020

       /s/ Vincent R. McClean                                        /s/ Oscar D. Morong
-------------------------------------                       -------------------------------------
       Vincent R. McClean, as                                        Oscar D. Morong, as
    Trustee and not individually                                Trustee and not individually
    1221 Avenue of the Americas,                                1221 Avenue of the Americas,
      New York, New York 10020                                    New York, New York 10020

        /s/ William G. Morton                                        /s/ Micheal Nugent
-------------------------------------                       -------------------------------------
        William G. Morton, as                                        Micheal Nugent, as
    Trustee and not individually                                Trustee and not individually
    1221 Avenue of the Americas,                                1221 Avenue of the Americas,
      New York, New York 10020                                    New York, New York 10020

           /s/ Fergus Reid                                             /s/ Mitch Merin
-------------------------------------                       -------------------------------------
           Fergus Reid, as                                             Mitch Merin, as
    Trustee and not individually                                Trustee and not individually
    1221 Avenue of the Americas,                                1221 Avenue of the Americas,
      New York, New York 10020                                    New York, New York 10020

       /s/ Thomas P. Gerrity
-------------------------------------
       Thomas P. Gerrity, as
    Trustee and not individually
    1221 Avenue of the Americas,
      New York, New York 10020

STATE OF NEW YORK   )
                    )     ss.:
COUNTY OF NEW YORK  )

         On this 13th day of February, 2003, the above referenced Trustees, known to me and known to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                                    /s/ Rosemarie Costagliola
                                                --------------------------------
                                                         Notary Public

My commission expires:
Rosemarie Costagliola
Notary Public, State of New York
No. 01C06016161
Qualified in New York County
Commission Expires November 9, 2006